   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1995

                                                        REGISTRATION NO. 2-91523
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                     NORTH CAROLINA NATURAL GAS CORPORATION
             (Exact Name of Registrant As Specified in Its Charter)

             DELAWARE                      56-0646235
   (State or other Jurisdiction          (IRS Employer
of incorporation or organization)     Identification No.)



                                150 ROWAN STREET
                             FAYETTEVILLE, NC 28302

                                 (910) 483-0315

              (Address, including Zip Code, and telephone number,
       including area code, of registrant's principal executive offices)
                           CALVIN B. WELLS, PRESIDENT
                     NORTH CAROLINA NATURAL GAS CORPORATION
                                150 ROWAN STREET
                             FAYETTEVILLE, NC 28302
                                 (919) 483-0315
              (Address, including Zip Code, and telephone number,
                   including area code, of agent for service)
                                   COPIES TO:
                           ALFRED E. CLEVELAND, ESQ.
                   MCCOY, WEAVER, WIGGINS, CLEVELAND & RAPER

                               202 FAIRWAY DRIVE

                              POST OFFICE BOX 2129
                       FAYETTEVILLE, NORTH CAROLINA 28302

               AMENDMENT NUMBER 2 TO JUNE 27, 1984 PROSPECTUS OF

                     NORTH CAROLINA NATURAL GAS CORPORATION
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                 432,253 SHARES

                                  COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

     THIS AMENDMENT NUMBER 2 (THE "AMENDMENT") TO THE PROSPECTUS OF NORTH CAROLINA NATURAL GAS CORPORATION (THE "COMPANY") DATED JUNE 27, 1984, AS AMENDED BY AMENDMENT NUMBER 1, DATED APRIL 27, 1990, AMENDS CERTAIN INFORMATION IN THE PROSPECTUS AND PROVIDES ADDITIONAL INFORMATION WITH RESPECT TO THE COMPANY AND THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN (THE "PLAN"). THE PLAN PROVIDES HOLDERS OF THE COMPANY'S COMMON STOCK WITH THE OPPORTUNITY TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK WITHOUT PAYMENT OF ANY BROKERAGE COMMISSION OR SERVICE CHARGE AND, WHEN PURCHASED WITH REINVESTED DIVIDENDS, AT A FIVE (5%) PERCENT DISCOUNT FROM MARKET VALUE, DETERMINED AS PROVIDED IN THE PLAN. ANY HOLDER OF RECORD OF SHARES OF COMMON STOCK IN THE COMPANY OR ANY HOLDER OF SHARES HELD BY A BROKER OR A BROKER'S CUSTODIAN, I.E., IN "STREET NAME" IS ELIGIBLE TO PARTICIPATE IN THE PLAN.

     PARTICIPANTS IN THE PLAN MAY CHOOSE:

     (BULLET) FULL DIVIDEND REINVESTMENT
      TO REINVEST DIVIDENDS ON ALL SHARES REGISTERED IN THE SHAREHOLDER'S NAME, HELD IN STREET NAME FOR THE BENEFIT OF A SHAREHOLDER, HELD FOR SUCH SHAREHOLDER'S ACCOUNT IN THE PLAN AND ALSO TO MAKE OPTIONAL CASH PURCHASES.


     (BULLET) PARTIAL DIVIDEND REINVESTMENT
      TO REINVEST DIVIDENDS ON A SPECIFIC PERCENTAGE OF THE SHARES REGISTERED IN SUCH SHAREHOLDER'S NAME OR HELD IN STREET NAME FOR THE BENEFIT OF SUCH SHAREHOLDERS AND ALSO TO MAKE OPTIONAL CASH PURCHASES.


     (BULLET) OPTIONAL CASH PURCHASES ONLY
      TO MAKE ONLY OPTIONAL CASH PAYMENTS TO THE PLAN OF A MINIMUM OF $100 AND A MAXIMUM OF $3,000 PER MONTH BUT NOT TO REINVEST DIVIDENDS.

     A SHAREHOLDER WHO WISHES TO PARTICIPATE IN THE PLAN MAY BECOME A PARTICIPANT BY COMPLETING THE ENCLOSED SHAREHOLDER AUTHORIZATION CARD AND RETURNING IT TO WACHOVIA BANK OF NORTH CAROLINA, N.A. (THE "BANK"). SHAREHOLDERS WHO CURRENTLY PARTICIPATE BY HAVING CASH DIVIDENDS ON THEIR SHARES AUTOMATICALLY REINVESTED ALSO MAY PARTICIPATE BY MAKING THE OPTIONAL CASH PAYMENTS. SHAREHOLDERS WHO DO NOT WISH TO PARTICIPATE IN THE PLAN NEED DO NOTHING AND WILL CONTINUE TO RECEIVE THEIR CASH DIVIDENDS, IF AND WHEN DECLARED, AS USUAL.
     THE ORGANIZATION OF THIS AMENDMENT TRACKS THAT OF THE PROSPECTUS. TO THE EXTENT POSSIBLE, THE AMENDMENTS AND ADDITIONS CONTAINED HEREIN ARE SET FORTH UNDER HEADINGS IDENTICAL TO, AND IN THE SAME ORDER AS, THOSE SECTIONS OF THE PROSPECTUS TO WHICH THEY PERTAIN. IN ADDITION, THOSE SECTIONS OF THE PROSPECTUS NOT SPECIFICALLY AMENDED OR ALTERED ARE SET OUT IN FULL IN THE AMENDMENT AND CONTINUE IN FULL FORCE AND EFFECT.
     PLAN PARTICIPANTS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS AMENDMENT, WHICH SUPERSEDES THAT CONTAINED IN THE PROSPECTUS.

     THE AMENDED PROSPECTUS RELATES TO 600,000 AUTHORIZED SHARES OF COMMON STOCK (AS ADJUSTED TO REFLECT A 2 FOR 1 STOCK SPLIT ON MARCH 16, 1987 AND A 3 FOR 2 STOCK SPLIT ON OCTOBER 30, 1992) REGISTERED FOR SALE UNDER THE PLAN, OF WHICH 432,253 SHARES REMAIN UNISSUED AS OF NOVEMBER 20, 1995. THIS AMENDMENT IS BEING PROVIDED TO CURRENT AND PROSPECTIVE PARTICIPANTS IN THE PLAN. THE PLAN PROVIDES THAT THE OPTIONS OF PARTICIPANTS MAY BE AMENDED UPON 20 DAYS NOTICE TO PARTICIPANTS. THE RIGHT TO HAVE SHARES HELD IN STREET NAME FOR YOUR BENEFIT TO PARTICIPATE IN THE PLAN AND TO MAKE OPTIONAL CASH PAYMENTS DESCRIBED HEREIN THUS WILL BE EFFECTIVE TWENTY DAYS FROM THE DATE HEREOF. THE SHAREHOLDER IS RESPONSIBLE FOR MAKING THE NECESSARY ARRANGEMENTS WITH THEIR BROKER FOR ANY SHARES HELD IN STREET NAME. IT IS SUGGESTED THAT THIS AMENDMENT BE RETAINED FOR FUTURE REFERENCE.


       THE DATE OF THIS AMENDMENT TO THE PROSPECTUS IS NOVEMBER 20, 1995.

                                    FOREWORD
     This Amendment to the Prospectus is prepared and distributed by North Carolina Natural Gas Corporation (the "Company"), the issuer of the securities offered hereby, and is part of the Post-Effective Amendment No. 2 to the Registration Statement covering 600,000 shares (as adjusted to reflect a 2 for 1 stock split on March 16, 1987 and a 3 for 2 stock split October 30, 1992) of the Company's common stock, $2.50 par value, reserved for issuance under the North Carolina Natural Gas Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan").
                             AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at First Floor, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.; Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; Room 1102, 26 Federal Plaza, New York, New York; and Suite 1710, 10960 Wilshire Blvd., Los Angeles, California; and such reports and other information can be inspected at the office of the Commission at Suite 788, 1375 Peachtree Street, N.E., Atlanta, Georgia. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549.
                       MATERIAL INCORPORATED BY REFERENCE

     Pursuant to the requirements of federal securities laws, the Company files with the Securities and Exchange Commission and distributes to its shareholders copies of its annual report and proxy statements. This Amendment does not contain all the information set forth in the Registration Statement and Exhibits thereto or the Post-Effective Amendment No. 2 to the Registration Statement which the Company has filed with the Commission with respect to the securities being offered and to which reference is hereby made. Certain other materials are filed with the Securities and Exchange Commission. To the extent that such documents are incorporated by reference in this Amendment, the Company hereby undertakes to provide without charge to each person to whom this Amendment is delivered, upon written or oral request of such person, a copy of any and all of the information that is incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). Such a written or oral request should be directed to Calvin B. Wells, President, North Carolina Natural Gas Corporation, Post Office Box 909, Fayetteville, North Carolina 28302, telephone number (910) 483-0315.

                                  THE COMPANY

     North Carolina Natural Gas Corporation was organized under the laws of the State of Delaware in 1955. Its principal executive offices are located at 150 Rowan Street, Fayetteville, North Carolina 28302, and its telephone number is
(910) 483-0315.


     The Company's principal business is the distribution of natural gas under regulated rates to consumers in North Carolina. The Company also sells and promotes the sale of gas appliances in connection with its natural gas distribution business and sells propane and associated products. NCNG Exploration Corporation (NCNGE) and Cape Fear Energy Corporation (Cape Fear), both subsidiaries of the Company were formed for the purpose of exploring for and producing natural gas, oil and other minerals, however, substantially all of these properties have been sold. Both NCNGE and Cape Fear now purchase natural gas for sale to others including certain of the Company's customers. Another wholly owned subsidiary, NCNG Energy Corporation, holds investments and engages in other activities related to the natural gas business.

                            DESCRIPTION OF THE PLAN

     The Plan was originally approved by resolution of the Company's Board of Directors on March 27, 1984. The issuance of shares of common stock under the Plan was approved by the North Carolina Utilities Commission on June 1, 1984. On September 21, 1995, the Board of Directors adopted amendments to the Plan which relate to optional cash payments to purchase additional shares of common stock, and which provide for reinvestment of dividends on shares held in street name by a broker. The minimum and maximum optional cash purchases were changed to a minimum of $100 and a maximum of $3,000 per month. Such amendments are incorporated in this Amendment to the Prospectus. Pursuant to the terms of the Plan, the amendments thereto will be effective twenty days from the date this notice is mailed to Participants. The following is a question and answer statement explaining the provisions of the Plan and how a shareholder may purchase additional shares thereunder. The material features of the Plan are described by the following 25 numbered questions and answers.

1. WHAT IS THE PLAN?
     The Plan provides that holders of the Company's Common Stock ("Common Stock") can invest all or a part of their cash dividends automatically or make optional cash payments, or both, to purchase additional shares of Common Stock.
2. WHAT IS THE PURPOSE OF THE PLAN AND WHAT ARE ITS ADVANTAGES?

     The Plan offers a convenient and economical way for holders of Common Stock to increase their ownership of shares of the Company's Common Stock. Participants in the Plan may (a) have cash dividends on all or part of their shares of Common Stock (registered in their names or in street name) automatically reinvested or (b) continue to receive their cash dividends and invest by making optional cash payments of $100 minimum to $3,000 maximum per month or (c) invest both their cash dividends and such optional cash payments. A five (5%) percent discount from market value (determined as provided in the answer to Question 9) is allowed on shares purchased with reinvested dividends. Participants in the Plan pay no brokerage commissions or service charges for purchases made under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a Participant's account. Participants will be credited with dividends on full and fractions of shares held under the Plan. All Plan share dividends will be automatically reinvested.

PARTICIPATION
3. WHO IS ELIGIBLE TO PARTICIPATE?

     All holders of record of shares of Common Stock are eligible to participate in the Plan. In order to participate, beneficial owners of shares of stock that are registered in names other than their own must arrange for their broker to join the Plan and file the appropriate documentation required by the Bank at the address in Paragraph 7 below.

4. HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT?

     An eligible shareholder or broker may become a Participant in the Plan by signing an Authorization Card and returning it to Wachovia Bank of North Carolina, N.A. (the "Bank"), Corporate Trust Department, Dividend Reinvestment Section, Post Office Box 3001, Winston-Salem, North Carolina 27102-3001. Shareholders who currently participate by having cash dividends automatically reinvested also may participate by making optional cash payments. Authorization Cards may be obtained at any time by written request to the Bank or North Carolina Natural Gas Corporation, Post Office Box 909, Fayetteville, North Carolina 28302.
5. WHO IS THE STOCK TRANSFER AGENT AND REGISTRAR?
     Wachovia Bank of North Carolina, N.A. is the Stock Transfer Agent and Registrar. All physical changes in registration of shares owned or shares transferred between parties are made by Wachovia Bank of North Carolina, N.A. and requests therefor should be sent to the bank address as follows:
                            Wachovia Bank of North Carolina, N.A.
                            Corporate Trust Department
                            Post Office Box 3001
                            Winston-Salem, NC 27102-3001.
6. WHEN MAY A SHAREHOLDER JOIN THE PLAN?

     An eligible shareholder may join the Plan at any time except the right to have street name shares held for your benefit to participate in the Plan and to make optional cash payments will be effective twenty (20) days from the date of this Amended Prospectus. If an Authorization Card is received by the Bank at least five (5) business days before the record date established for payment of a particular dividend, then the dividend and any optional cash payment received not less than five (5) business days prior to the fifteenth (15th) day of a month (The Cash Payment Date), or both (See Questions 15a, 15b and 15c), will be used to purchase additional shares of Common Stock for the Shareholder. If an Authorization Card is received less than five (5) business days before the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. Further, any optional cash payment received by the Bank less than five (5) business days prior to the Cash Payment Date will be used to purchase additional shares of Common Stock on the Cash Payment Date of the following month.

     The Company's quarterly dividend dates ordinarily have occurred on or about the fifteenth (15th) day of March, June, September, and December of each year. Dividend record dates for determining shareholders normally precede dividend payment dates by approximately two (2) weeks. All of the foregoing dates and the payment of dividends are subject to change, however, and should not be relied upon as a future schedule.
ADMINISTRATION
7. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     The Bank administers the Plan as agent for Participants, keeps a continuing record of their Plan accounts, sends statements of account to Participants following any month in which there is an investment transaction and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the nominee of the Bank, as agent for Participants in the Plan. Participants should notify the Bank promptly in writing of any change of address. Should the Bank resign, or be asked to resign, another agent will be asked to serve. All communications regarding the Plan should be sent to the Bank addressed as follows:

                            Wachovia Bank of North Carolina, N.A.
                            Corporate Trust Department
                            Dividend Reinvestment Section
                            Post Office Box 3001
                            Winston-Salem, NC 27102-3001.
                                       4

COSTS
8. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES MADE UNDER THE PLAN?
     All administration costs of the Plan will be paid by the Company. Participants will incur no brokerage commissions or service charges for purchases made under the Plan.
PURCHASES
9. AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED?

     The purchase price of shares of Common Stock purchased with the proceeds of dividend payments will be 95% of the weighted average price of the Company's Common Stock during an Investment Period. The purchase price of shares of Common Stock purchased with optional cash payments will be 100% of the weighted average price of the Company's Common Stock during an Investment Period. An Investment Period with respect to shares purchased with the reinvestment of dividends shall be the five (5) trading day period immediately preceding the dividend payment date. An Investment Period with respect to shares purchased with optional cash payments shall be the five (5) trading day period immediately preceding the Cash Payment Date. The weighted average price of the Common Stock will be based on the closing prices of the Common Stock as published in the New York Stock Exchange Composite Transactions of the Wall Street Journal.

10. WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

     Cash dividends and optional cash payments received by the date specified in the answer to Question 6 above will be applied to the purchase of additional shares of Common Stock during the Investment Periods as defined in Question 9. The Bank will make every reasonable effort to reinvest all dividends and invest all optional cash payments received by the required dates promptly after receipt of dividend proceeds or timely optional cash payments as set forth herein.

11. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?
     Each Participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the amount to be invested divided by the applicable purchase price. The number of shares purchased cannot be determined until the day of purchase since the purchase price is not determinable before that day.
12. CAN A PARTICIPANT CHANGE THE METHOD OF PARTICIPATION?

     Yes. A Participant may change the method of participation, (i.e., dividends fully reinvested or dividends partially reinvested or optional cash payments only, by signing a new Authorization Card and returning it to the Bank). Any change with respect to reinvestment of dividends must be received by the Bank at least five (5) business days before the record date for the dividend as to which it is to be effective.

13. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?
     Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan on behalf of a Participant will not be issued in a Participant's name. Certificates for any number of whole shares credited to a Participant's account under the Plan will be issued in the Participant's name without charge upon receipt by the Bank of a written request therefor from the Participant provided that any request for issuance of certificates received by the Bank later than five (5) business days prior to a dividend record date will not be effective until after the dividend is reinvested under the Plan. Certificates representing fractional share interests will not be issued under any circumstances. (See Question 18 below concerning payments for fractional share interests.)
                                       5

REPORTS TO PARTICIPANTS
14. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     As soon as practicable after each purchase made under the Plan on behalf of a Participant, such Participant will receive a statement of his or her account, which will include information regarding the number of shares purchased, purchase price of shares purchased and other information regarding the status of the Participant's account as of the date of such statement. Such statement will be sent monthly for each month there is any activity in a Participant's account.

DIVIDENDS AND OPTIONAL CASH PAYMENTS
15(a). WILL DIVIDENDS BE PAID ON SHARES HELD IN PARTICIPANT'S ACCOUNT UNDER THE PLAN?

     Yes. Dividends will be paid on full shares of Common Stock and fractional shares held in such accounts on the record dates for such dividends. Such dividends will automatically be reinvested in additional shares of Common Stock for those shareholders who have elected to participate in the Plan's dividend reinvestment feature. Provisions applicable to foreign holders are set forth in Question 25. You may have cash dividends on a specific percentage of your shares automatically reinvested, whether registered in your name or that of a broker, while continuing to receive cash dividends on the other shares. If shares are held in street name by your broker for your benefit, you must make arrangements with the broker to have such broker file any appropriate documentation required by Wachovia Bank of North Carolina, N.A. by contacting the Bank at the address shown in paragraph 5 above.

15(b). HOW ARE OPTIONAL CASH PAYMENTS MADE?

     Only one cash payment may be made in each month and such payment may not be less than $100 nor more than $3,000. Checks should be made payable to Wachovia Bank of North Carolina, N.A.


     An optional cash payment may be made by a first time Participant when enrolling in the Plan by enclosing a check with the Authorization Card. (See answer to Question 6.) A current Participant, who wishes to purchase stock by an optional cash payment on the Cash Payment Date i.e. the fifteenth (15th) day of the month following twenty (20) days from the date of this Amendment to Prospectus, may do so by writing his/her Plan account number on his/her check and sending the check to the Bank for receipt by the required date. Thereafter, this type of investment by any Participant may be made only through the use of stock purchase forms sent to Participants by the Company as an attachment to their monthly statements. The same amount of money need not be sent each month and there is no obligation to make an optional cash payment each month. If the "optional cash payment only" box on the Authorization Card is checked, the Company will continue to pay cash dividends to the Participant on shares registered in his/her name in the usual manner but will apply any optional cash payment received to the purchase of additional shares of Common Stock under the Plan for the account of such Participant.

15(c). WHEN WILL OPTIONAL CASH PAYMENTS RECEIVED BY THE BANK BE INVESTED?

     Optional cash payments of Participants received at least 5 business days prior to the fifteenth day of the month will be applied to the purchase of shares as noted in question 9 above. NO INTEREST WILL BE PAID BY THE COMPANY OR BANK ON CASH PAYMENTS RECEIVED AND IT IS SUGGESTED THAT PARTICIPANTS MAY THEREFORE WISH TO SCHEDULE TRANSMITTAL OF UNINVESTED OPTIONAL CASH PAYMENTS TO ALLOW THE BANK TO RECEIVE AN OPTIONAL CASH PAYMENT AT LEAST 5 BUSINESS DAYS PRIOR TO THE FIFTEENTH DAY OF THE MONTH. If a Participant determines that he/she does not want a previously sent optional cash payment to be invested, the Participant may obtain a refund of his/her optional cash payment upon written request to the Bank received by the Bank not less than two (2) business days prior to the Cash Payment Date when such optional cash payment would otherwise be applied to the purchase of Common Stock.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS
16. HOW MAY A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?
     A Participant may withdraw all or any portion of the full shares of Common Stock held in the Participant's account under the Plan by notifying the Bank in writing to that effect. A certificate for the number of full shares so withdrawn will be issued in the name of and mailed to the Participant by the Bank. In no case will certificates for fractional shares be issued. (See Question 18 below concerning payments for fractional share interests.) Any notice of withdrawal received by the Bank after the record date for a particular dividend will not be effective until after the dividend is reinvested under the Plan.
TERMINATION OF PARTICIPATION
17. HOW MAY PARTICIPATION IN THE PLAN BE TERMINATED?

     A Participant may terminate participation in the Plan at any time by notifying the Bank in writing to that effect; provided that any notice of termination received by the Bank later than five (5) business days prior to a dividend record date will not be effective until after such dividend is reinvested. Any such termination should be sent to the Bank. (See answer to Question 7 above for address.) The Company may also terminate a Participant's participation in the Plan by giving written notice to that effect to such Participant at any time; provided that if such notice is given later than five
(5) business days prior to a dividend record date, such termination shall not be effective until after such dividend is reinvested.

     Shareholders who are participants at the time this Amendment is filed and who desire to terminate their participation as to dividend reinvestment, but continue participation through optional cash payments, should follow the procedure set forth above as to termination but designate that the termination is effective to dividend reinvestment only and return a new Authorization Card with the "Optional Cash Payments Only" box checked.

     If a Participant no longer has any shares of Common Stock registered in his/her name on the shareholder records of the Company or held in street name by a broker for such Participant's Benefit and no full shares are held in his/her account under the Plan, such Participant's participation in the Plan may be terminated.

18. WHAT HAPPENS TO THE FULL SHARES AND ANY FRACTIONAL SHARE INTEREST IN A PARTICIPANT'S ACCOUNT WHEN A PARTICIPANT'S PARTICIPATION IN THE PLAN IS TERMINATED?
     When a Participant withdraws from the Plan, or upon termination of the Plan by the Company, a Participant has two options for receiving the proceeds of his or her Plan account. A withdrawing Participant may request that certificates for whole shares credited to his or her Plan account be issued in the name of and mailed to the Participant, in which case a cash payment to the Participant will be made for any fraction of a share. Alternatively, a Participant may request that all of the shares, both whole and fractional, credited to his or her Plan account be sold, in which case the sale of all whole shares will be made on behalf of the Participant by the Bank and the withdrawing Participant will receive the proceeds of the sale less brokerage commission and other costs of sale. When a Participant elects this second option, a cash payment representing the proceeds from the sale of any fraction of a share will be made to the Participant. This cash payment will be based on the per share price received in the aforesaid sale of the whole shares of Common Stock.
OTHER INFORMATION
19. WHAT HAPPENS TO A PARTICIPANT'S PLAN ACCOUNT IF ALL SHARES REGISTERED IN THE PARTICIPANT'S NAME ARE TRANSFERRED OR SOLD?

     If a Participant disposes of all shares of Common Stock registered in the Participant's name on the shareholder records of the Company or in street name by a broker without terminating participation in the Plan, the

Company will continue to reinvest dividends payable on the shares of Common Stock held in the Participant's Plan account until such time as the Participant's participation in the Plan is terminated.
20. WHAT HAPPENS IF THE COMPANY HAS A COMMON STOCK RIGHTS OFFERING, ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

     Any Common Stock dividend or split issued by the Company will be credited to the accounts of Participants based on the number of shares (including fractional share interests) held in such accounts on the record date for such dividend or split. In the event the Company makes available to holders of Common Stock rights or warrants to purchase additional shares of Common Stock or other securities, the Bank will sell all rights received by it as custodian for Participants' shares of Common Stock and will invest the resultant funds in Common Stock with the next regular dividend or on the tenth business day of the following month, whichever is earlier.

     Accordingly, if a Participant wishes to exercise any such rights or warrants, he/she must, prior to the record date for the rights offering, make written request that certificates for shares in his/her Plan account be issued to him/her so that such rights or warrants may be received directly.
21. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT A MEETING OF SHAREHOLDERS?

     If, on the record date for a meeting of shareholders, there are any whole shares credited to a Participant's account under the Plan, such whole shares will be added to the shares registered in the Participant's name on the shareholder records of the Company and the Participant will receive one proxy covering the total of such shares, which proxy will be voted as the Participant directs or, if a Participant so elects, the Participant may vote all of such shares in person at the shareholders' meeting. If a Participant does not return a signed proxy to the Bank, the Bank will not vote such shares of Common Stock. If shares are held in the name of a broker, the broker should send the shareholder a proxy for voting the such shares.

22. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN? The Internal Revenue Service has ruled on plans similar to the Company
Plan, which provide for purchases of stock at a discount, that a Participant in the Plan will be treated for federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of shares acquired with reinvested dividends. This fair market value ordinarily will be based on 100% of the mean between the bid and asked prices for the shares on the dividend payment date and not on the discounted price at which such shares may be credited to a Participant's account under the Plan. (See Question 9 above.)

     Shares acquired with reinvested dividends will have a tax basis equal to the amount paid for the shares plus the five (5%) percent discount. Shares acquired with optional cash payments will have a tax basis equal to the amount of the optional cash payment. AS TAX LAWS AND REGULATIONS CHANGE, THE FOREGOING IS ONLY A GENERAL OUTLINE OF THE COMPANY'S UNDERSTANDING OF SOME OF THE APPLICABLE FEDERAL INCOME TAX PROVISIONS, PARTICIPANTS SHOULD CONSULT WITH THEIR TAX ADVISORS PRIOR TO BUYING OR SELLING COMMON STOCK OF THE COMPANY UNDER THE PLAN.

23. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND THE BANK UNDER THE PLAN?
     The Company and the Bank will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability arising out of failure to terminate a Participant's account upon such Participant's death, nor shall it have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.
     Participants should recognize that the Company cannot provide any assurance of profit or protection against loss on any shares purchased under the Plan.
                                       8

24. MAY THE PLAN BE CHANGED OR DISCONTINUED?
     The Company reserves the right to modify, suspend or terminate the Plan at any time. Participants will be notified of any such modification, suspension or termination.

25. WHAT PROVISION IS MADE FOR DOMESTIC AND FOREIGN SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?


     In the case of those domestic and foreign holders of Common Stock whose dividends are subject to United States income tax withholding but whose participation in the Plan includes dividend reinvestment, the Company will apply an amount equal to the dividends less the amount of tax required to be withheld to the purchase of shares of Common Stock. The monthly statements confirming purchases made for such domestic and foreign Participants will indicate the amount of tax withheld.


     Foreign and domestic shareholders who are subject to such withholding and who check the "optional cash payment only" box on the Authorization Form will continue to receive cash dividends on shares registered in their names in the same manner as if they were not participating in the Plan. Optional cash payments received from them must be in United States dollars and will be invested in the same manner as payments from other Participants.

                                USE OF PROCEEDS
     The proceeds from the sales of shares of Common Stock pursuant to the Plan are expected to be used for the purpose of financing the construction of additions to the Company's facilities and for general corporate purposes. The Company has no basis for estimating the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold.
                                 LEGAL OPINIONS

     Legal matters in connection with the shares of Common Stock offered hereby have been passed upon for the Company by McCoy, Weaver, Wiggins, Cleveland and Raper, 202 Fairway Drive, Post Office Box 2129, Fayetteville, North Carolina 28302.

                                    EXPERTS

     The financial statements and the schedules included in the Company's annual report on Form 10-K for the year ended September 30, 1994, which are incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included or incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Company has previously filed the following documents with the Securities and Exchange Commission and incorporates them herein by reference:
     1. The Company's annual report on Form 10-K for the year September 30, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") (File No. 0-82).

     2. The Company's quarterly report on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995, filed pursuant to the 1934 Act. (File No. 0-82)

     3. The Company's definitive proxy statement dated December 5, 1994, filed pursuant to Section 14 of the 1934 Act in connection with its Annual Meeting of Shareholders held on January 10, 1995. (File No. 0-82)


     4. The description of the Company's Common Stock contained in the Company's prospectus dated October 7, 1958 (Registration No. 2-14282) filed under the Securities Act of 1933.


     5. The description of the Company's Common Stock contained in the Company's prospectus dated February 4, 1993 (Registration No. 33-55864) filed under the Securities Act of 1933.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Amendment to the Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Amendment to the Prospectus and to be a part hereof from the date of filing of such documents.
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS
     The Charter of the Company contains provisions which require the Company to indemnify current or former directors and officers against claims and liabilities, including reasonable costs of defense attendant thereto, imposed upon such persons by reason of his or her status as a director or officer of the Company unless such claims, liabilities and expenses are attributable to the negligence or misconduct of such director or officer. The Delaware Business Corporation Law contains provisions which mandate in some instances and permit in other instances such indemnification.
     The Company has an insurance policy covering its directors and officers against certain personal liability which may include liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
                                       10


     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS AMENDMENT TO PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS AMENDMENT TO PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFERING OF THOSE TO WHICH IT RELATES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS, AS AMENDED, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                                    CONTENTS

                                                  PAGE
Foreword.......................................     2
Available Information..........................     2
Material Incorporated by Reference.............     2
The Company....................................     2
Description of the Plan........................     3
  Participation................................     3
  Administration...............................     4
  Costs........................................     5
  Purchases....................................     5
  Reports to Participants......................     6
  Dividends and Optional Cash Payments.........     6
  Withdrawal of Shares.........................     7
  Termination of Participation.................     7
Other Information..............................     7
Use of Proceeds................................     9
Legal Opinions.................................     9
Experts........................................     9
Incorporation of Certain Documents by
  Reference....................................     9
Indemnification of Officers and Directors......    10


                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                                 432,253 SHARES
                                  COMMON STOCK
                               ($2.50 PAR VALUE)

                                   AMENDMENT
                                       TO
                                   PROSPECTUS
                                 NORTH CAROLINA
                            NATURAL GAS CORPORATION

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The estimated expenses payable by the Company in connection with the issuance and distribution of the shares registered are the following:

Registration fee...........................................................................   $      0
Printing and postage.......................................................................      6,000
Accounting.................................................................................          0
Legal fees.................................................................................      4,500
Miscellaneous..............................................................................        350
                                                                                              $ 10,850


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The By-Laws of the Company include the following provisions:

     "The Corporation shall, to the extent legally permissible, indemnify each of its directors and officers against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, subsequent to the date of the adoption of this By-Law, unless in such proceeding he shall be finally adjudged liable by reason of dereliction in the performance of his duty as such director or officer; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involves such indemnification, (a) by a vote of the Board of Directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any Director or Officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending."

     In addition the Company maintains directors' and officers' liability and corporation reimbursement insurance for the benefit of the Company and its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against policy as expressed in the Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.
     The following documents are filed as a part of this Form S-3.

EXHIBIT NUMBER
      23        --       Consent of Independent Public Accountants.
     99(a)      --       Copy of the Company's Dividend Reinvestment and Stock Purchase Plan, as amended on September 21, 1995.
     99(b)      --       Dividend Reinvestment and Stock Purchase Authorization Card, as revised.


ITEM 17. UNDERTAKINGS.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-1

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 2-91523 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, and State of North Carolina, on the 20th day of November, 1995.

                                         NORTH CAROLINA NATURAL GAS CORPORATION
                                         By:

                                                CALVIN B. WELLS, PRESIDENT
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                          TITLE                           DATE
                (Signature appears here)                  Chairman and President (Principal         November 20, 1995
                    CALVIN B. WELLS                         Executive Officer)

                (Signature appears here)                  Senior Vice President and Treasurer       November 20, 1995
                   GERALD A. TEELE                         (Principal Financial Officer and
                                                            Principal Accounting Officer)
                (Signature appears here)
                  GEORGE T. CLARK, JR.                    Director                                  November 20, 1995

                (Signature appears here)
                   PAUL A. DELACOURT                      Director                                  November 20, 1995

                (Signature appears here)
                   C. FELIX HARVEY                        Director                                  November 20, 1995

                (Signature appears here)
                  JAMES E. S. HYNES                       Director                                  November 20, 1995

                (Signature appears here)
                  ROBERT T. JOHNSON                       Director                                  November 20, 1995

                (Signature appears here)
                    HECTOR MACLEAN                        Director                                  November 20, 1995


                  WILLIAM H. PRESTAGE                     Director                                  November 20, 1995

                (Signature appears here)
                    RICHARD F. WAID                       Director                                  November 20, 1995


                                 EXHIBIT INDEX

     The following documents are filed as a part of this Post-Effective Amendment to Form S-3.

EXHIBIT NUMBER
      23        --       Consent of Independent Public Accountants.
     99(a)      --       Copy of the Company's Dividend Reinvestment and Stock Purchase Plan, as amended on September 21, 1995.
     99(b)      --       Dividend Reinvestment and Stock Purchase Authorization Card, as revised.